UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ' 240.14a -11(c) or ' 240.14a -12

NEW JERSEY MINING COMPANY
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
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☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies: None

2)	Aggregate number of securities to which transaction applies: None

3)
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4)	Proposed maximum aggregate value of transaction: n/a

5)	Total fee paid: $-0-

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

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New Jersey Mining Company

Notice of 2004 Annual Meeting of Shareholders
To be Held on August 11, 2004

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of New Jersey Mining Company (the "Company"), will be held at 10:00 a.m. Pacific Standard time, on August 11, 2004 at the Best Western Wallace Inn, 100 Front Street, Wallace, Idaho 83873 to consider and act upon the following matters:

1.	To elect five (5) members to the Board of Directors to serve for a one year term or until their respective successors are elected and qualified

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on June 28, 2004 has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. Only Shareholders of record on the books of the Company at the close of business on June 28, 2004 shall be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying Proxy and mail it in the enclosed postage-paid envelope as promptly as possible. Your Proxy is revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

Thank you for your cooperation

Sincerely,

Fred W. Brackebusch

New Jersey Mining Company
P.O. Box 1019
Kellogg, Idaho 83837
_________________________
PROXY STATEMENT
Relating to
Annual Meeting of Shareholders
to be held on August 11, 2004
_________________________

INTRODUCTION

This Proxy Statement is being furnished by the Board of Directors of New Jersey Mining Company (the "Company") to holders of shares of the Company's no par value Common Stock (the "Common Stock") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on August 11, 2004, and any adjournment or adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about July 1, 2004.

Management is the record and beneficial owner of 9,387,708 shares (approximately 45.8%) of the Company=s outstanding Common Stock. It is management's intention to vote all of its shares in favor of each matter to be considered by the Shareholders.

PURPOSES OF ANNUAL MEETING

Election of Directors

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of five (5) members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified (see "Election of Directors").

Other Business

To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

As your vote is important, it is requested that you complete and sign the enclosed Proxy and mail it promptly in the return envelope provided. Shares cannot be voted at the meeting unless the owner is present to vote or is represented by Proxy.

VOTING AT ANNUAL MEETING

1.
Record Date. The Board of Directors of the Company has fixed the close of business on June 28, 2004, as the record date for the purpose of determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had 20,512,890 issued and outstanding shares of Common Stock. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. Proxies, which are submitted but are not voted for or against (because of abstention, broker non-votes or otherwise), will be treated as present for all matters considered at the meeting.

Solicitation of Proxies. The accompanying Proxy is solicited on behalf of the Board of Directors of the Company, and the cost of solicitation will be borne by the Company. Following the original mailing of the Proxies and soliciting materials, directors, officers and employees of the Company may, but do not presently intend, to solicit Proxies by mail, telephone, telegraph, or personal interviews. The Company may request brokers, custodians, nominees, and other record holders to forward copies of the Proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of Proxies. In such cases, the Company will reimburse such holders for their reasonable expenses.

Revocation of Proxy. Any Proxy delivered in the accompanying form may be revoked by the person executing the Proxy by written notice to that effect received by the Secretary of the Company at any time before the authority thereby granted is exercised, by execution of a Proxy bearing a later date presented at the meeting, or by attendance of such person at the Annual Meeting.

4.
How Proxies will be Voted. Proxies received by the Board of Directors in the accompanying form will be voted at the Annual Meeting as specified therein by the person giving the Proxy. If no specification is made with respect to the matters to be voted upon at the meeting, the shares represented by such Proxy will be voted : FOR the nominees to the Board of Directors in the election of Directors.

All shares represented by valid Proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting. However, the Board of Directors does not know of any matters to be considered at the meeting other than those specified in the Notice of Meeting.

5.	Voting Power. Shareholders of the Common Stock of the Company are entitled to one vote for each share held. There is no cumulative voting for directors.

6.
Principal Shareholders. The following table sets forth information regarding the number and percentage of shares of Common Stock of the Company held by any person known to the Company to be the beneficial owner of more than five percent and each director, each of the named executive officers and directors and officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of the Company's voting securities by Officers, Directors and major shareholders as those who own beneficially more than five percent of the Company's common stock through the most current date - June 28, 2004.

Security Ownership of Certain Beneficial Owners and Management

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common	Fred W. Brackebusch P.O. Box 1019 Kellogg, Idaho 83837	7,891,072 indirect (a) 207,100 direct	39.48%
Common	Grant A. Brackebusch P.O. Box 131 Silverton, ID 83837	915,928 indirect (b) 231,276 direct	5.59%
Common	Terry & Marguerite Tyson County Road U Lipscomb, TX 79056	1,259,500	6.14%
Common	Charles F. Asher P.O. Box 444 Pinehurst, ID 83850	64,000	0.31%
Common	Tina C. Brackebusch P.O. Box 131 Silverton, ID 83867	18,000	0.09%
Common	Ronald Eggart HC-01 Box 187 Kellogg, ID 83837	57,332	0.28%
Common	M. Kathleen Sims 2745 Seltice Way Coeur d'Alene, ID 83814	3,000	0.01%
Common	All Directors and Officers as a group (6 individuals)	9,387,708	45.79%
(1)Based upon 20,512,890 outstanding shares of common stock on June 28, 2004.

(a) Fred Brackebusch owns 89.6% of Mine Systems Design, Inc. (MSD) which is a Subchapter S corporation that owns 8,807,000 common shares of the Company. Neither MSD nor Fred Brackebusch have the right to acquire any securities pursuant to options, warrants, conversion privileges or other rights.

(b) Grant Brackebusch owns 10.4% of Mine Systems Design, Inc. (MSD) which is a Subchapter S corporation that owns 8,807,000 common shares of the Company. Neither MSD nor Grant Brackebusch have the right to acquire any securities pursuant to options, warrants, conversion privileges or other rights.

None of the directors or officers has the right to acquire any securities pursuant to options, warrants, conversion privileges or other rights.

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7.
Required Approvals. By unanimous consent the Board of Directors of the Company unanimously adopted resolutions (1) to elect Fred W. Brackebusch, Grant A. Brackebusch, Charles Asher, Ronald Eggart and Kathleen Sims to the Board of Directors of the Company to serve for a one-year term or until his/her respective successor is elected and has qualified.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker non-votes or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the five nominees receiving the highest total votes.

8.	Dissenters' Rights. There are no dissenters' rights applicable to any matters to be considered at the Annual Meeting.

RECENT MARKET PRICES

Our common stock currently trades on the OTC Bulletin Board under the symbol "NJMC". The following table sets forth the range of high and low bid prices as reported by the Over the Counter Bulletin Board ("OTCBB") for the periods indicated These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Year Ending December 31, 2003	High Bid	Low Bid
First Quarter	$0.65	$0.29
Second Quarter	$0.48	$0.27
Third Quarter	$0.56	$0.27
Fourth Quarter	$0.90	$0.44
Year Ending December 31, 2002	High Bid	Low Bid
First Quarter	$0.12	$0.07
Second Quarter	$0.40	$0.09
Third Quarter	$0.38	$0.21
Fourth Quarter	$0.35	$0.24

Shareholders

As of June 28, 2004 there were approximately 900 shareholders of record of the Company's Common Stock. As of June 28, 2004 the Company had issued and outstanding 20,512,890 shares of Common Stock, and the Company had 1,374,375 warrants outstanding for a fully diluted total of 21,887,265.

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THE FOLLOWING PROPOSALS ARE SUBMITTED TO THE SHAREHOLDERS FOR CONSIDERATION AT THE ANNUAL MEETING OF SHAREHOLDERS:

1. ELECTION OF DIRECTORS

At the meeting, five (5) Directors are to be elected who shall hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

The Proxies appointed in the accompanying Proxy intend to vote, unless directed to the contrary therein, in their discretion, for the election to the Board of Directors of the five persons named below, all of whom management believes are willing to serve the Company in such capacity. However, if any nominee at the time of election is unable or unwilling to serve, or is otherwise unavailable for election, such that substitute nominees are designated, the Proxies in their discretion intend to vote for all or a lesser number of such other nominees.

The nominees for Directors, together with certain information with respect to them, are as follows:

Name & Address	Age	Position	Date First Elected
Fred W. Brackebusch P.O. Box 1019 Kellogg, Idaho 83837	59	President, Director & Treasurer	7/18/1996
Grant A. Brackebusch P.O. Box 131 Silverton, ID 83867	34	Vice President & Director	7/18/1996
Charles F. Asher P.O. Box Pinehurst, ID 83850	80	Director	1/1/1997
Tina C. Brackebusch P.O. Box 131 Silverton, ID 83867	34	Secretary	1/1/1997
Ronald Eggart (1) HC-01 Box 187 Kellogg, ID 83837	82	Director	1/1/1997
M. Kathleen Sims (1) 2745 Seltice Way Coeur d'Alene, ID 83814	59	Director	9/25/2003
(1) Member of the Audit Committee

Directors are elected by shareholders at each annual shareholders meeting to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Fred W. Brackebusch, P.E. is the President and a Director of the Company. He has a B.S. and an M.S. in Geological Engineering both from the University of Idaho. He is a consulting engineer with extensive experience in mine development, mine backfill, mine management, permitting, process control and mine feasibility studies. He has over 25 years of experience in the Coeur d'Alene Mining District principally with Hecla Mining Co. He has been the principal owner of Mine Systems Design, Inc., a mining consulting business, since 1987. Mr. Brackebusch is also on the Board of Directors of Mascot Silver-Lead Mines, Inc.

Grant A. Brackebusch, P.E. is the Vice President and a Director of the Company. He holds a B.S. in Mining Engineering from the University of Idaho. He worked for Newmont Gold Co. in open pit mine planning and pit supervision for 3 years. Since that time he as worked with Mine Systems Design performing various engineering and geotechnical tasks. He supervises the daily operations of New Jersey Mining Co. which include management of drilling programs, construction, engineering, and is also responsible for the Company's SEC reporting and environmental monitoring.

Charles Asher is a Director of the Company. He is also President and a Director of Mascot Silver-Lead Mines Inc. He was formerly President of Plainview Mining Co. and Silver Trend Mining Co. Mr. Asher has extensive experience as an underground mine operator in the Coeur d'Alene Mining District.

Tina C. Brackebusch is Secretary of the Company. She has served as Office Manager for the Company. She holds a B.S. in Secondary Education from the University of Idaho.

Ronald Eggart is a Director of the Company. He is a retired CPA with a long record of experience with Coeur d'Alene Mining District mining ventures. He is also a Director and Secretary for Mascot Silver-Lead Mines Inc.

M. Kathleen Sims is a Director of the Company. She is a successful businesswoman who is majority owner of a car dealership. She is a former State Senator in the Idaho Legislature. She is a former member of the State of Idaho Human Rights Commission and is active in the Idaho Republican Party. She has extensive experience in starting a business with all the necessary experience in financing, business plans and management.

Family Relationships

Fred W. Brackebusch is the father of Grant A. Brackebusch. Tina C. Brackebusch is the wife of Grant A. Brackebusch.

Legal Proceedings

No Director or Officer has been involved in any legal action involving the Company for the past five years.

Compensation of Directors and Officers

A summary of cash and other compensation for the Company=s President and Chief Executive Officer for the four most recent years is as follows:

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp. ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Fred Brackebusch President	2001	0	0	0	300	0	0	0
	2002	0	0	0	450	0	0	0
	2003	0	0	0	68,701	0	0	0
Grant Brackebusch Vice President	2001	0	0	0	300	0	0	0
	2002	0	0	0	450	0	0	0
	2003	0	0	0	70,825	0	0	0
Charles. F. Asher Director	2001	0	0	0	300	0	0	0
	2002	0	0	0	450	0	0	0
	2003	0	0	0	1,200	0	0	0
Tina Brackebusch Secretary	2001	0	0	0	300	0	0	0
	2002	0	0	0	450	0	0	0
	2003	0	0	0	1,200	0	0	0
Ronald Eggart Director	2001	0	0	0	300	0	0	0
	2002	0	0	0	450	0	0	0
	2003	0	0	0	1,200	0	0	0
M. Kathleen Sims Director	2001	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2002	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2003	0	0	0	1,200	0	0	0

At a Board of Directors meeting on December 9, 2003, the Directors approved a compensation plan for the Board of Directors and Management. For the Directors and the Secretary it was approved to increase the annual compensation to 10,000 common shares of restricted stock, commencing in 2004. Also, as a result of the need for full time management the following salaries were approved for 2004 by the Directors: Fred W. Brackebusch, $3,000 per month for management, Grant A. Brackebusch, $6,000 per month for management and Tina C. Brackebusch, $12 per hour for secretarial work.

Officers and Directors were paid for their services with 3,000 shares of restricted common stock per year for the years 2001, 2002 and 2003. A value of $0.10 per share was ascribed to the shares in 2001, $0.15 per share in 2002 and $0.40 per share in 2003.

Board Committees

At a Board of Directors meeting on December 9, 2003, the Directors approved an audit committee comprised of Ronald Eggart and M. Kathleen Sims. Each member of the audit committee is deemed to be an independent director as that term is defined in Rule 4200(a)(14) of the NASD's listing standards. Mr. Eggart is considered to be an audit committee financial expert as the term is defined under applicable SEC rules. The Board adopted an audit committee pre-approval policy. The audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditor's independence.

The Company does not have a standing nominating committee. It is the Board of Directors' view that it is unnecessary for a small company to have nominating committee. All Directors participate in the consideration and selection of director nominees.

Board Recommendation

The Board of Directors recommends a vote FOR each nominee to the Board of Directors.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely upon a review of forms 3 and 4 and amendments thereto furnished to the Registrant pursuant to Section 240.16a -3 during the most recent fiscal year, and Form 5 and amendments thereto furnished to the Registrant with respect to the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner or more than ten percent of any class of equity securities of the Registrant registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act with respect to the Registrant because of the requirements of Section 30 of the Investment Company Act or Section 17 of the Public Utility Holding Company Act (A reporting person) failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years, except Fred W. Brackebusch (one report, 5 transactions), Grant A. Brackebusch (one report, 4 transactions), Tina C. Brackebusch (one report, 4 transactions), Ronald Eggart (one report, 4 transactions), Charles F. Asher (one report, 4 transactions) and M. Kathleen Sims (one report, 1 transaction).

ADDITIONAL SHAREHOLDER INFORMATION

Shareholder Proposals for 2005 Annual Meeting

The Company will review shareholder proposals intended to be included in the Company's proxy materials for the 2005 Annual Meeting of Shareholders which are received by the Company at its principal executive offices no later than April 13, 2005 (unless the date of the next annual meeting is changed by more than 30 days from the date of this year's meeting, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials). Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Company. The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

Annual Report

The Company's Annual Report to Shareholders is being mailed to all Shareholders with this Proxy Statement. The Annual Report is not part of the proxy solicitation materials for the Annual Meeting. In addition, a Shareholder of record will receive a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 2003. The Company's Form 10KSB may also be accessed at the SEC's website at www.sec.gov.

Other Business

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon in the discretion of the persons acting hereunder.

By Order of the Board of Directors

Fred W. Brackebusch, President

1. Election of Directors (check one)	For each nominee listed below prorate

To withhold authority for proxies to vote for any
nominee please cross out such persons name

		☐	Charles Asher
		☐	Fred W. Brackebusch
		☐	Grant A. Brackebusch
		☐	Ronald Eggart
		☐	Kathleen Simms

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Yes                No

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each proposal.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________________________

PLEASE MARK, SIGN, DATE, AND RETURN THIS ______________________________________________
PROXY PROMPTLY USING THE ENCLOSED ENVELOPE